Exhibit 10.6

Dated this 30th day of December 2009

BETWEEN

GREAT EAST PACKAGING INTERNATIONAL LIMITED

(the “Grantor”)

and

GREAT EAST PACKAGING HOLDINGS LIMITED

(the “Grantee”)

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OPTION AGREEMENT

in respect of 9,638,769 ordinary shares of

GREAT EAST PACKAGING INTERNATIONAL LIMITED

***************************************************************

THIS OPTION AGREEMENT is made on the 30th day of December 2009

BETWEEN

1.
GREAT EAST PACKAGING INTERNATIONAL LIMITED, a company incorporated under the laws of the British Virgin Islands whose registered office is situate at P.O. Box 3140, Road Town, Tortola, British Virgin Islands (the “Grantor”); and

2.
GREAT EAST PACKAGING HOLDINGS LIMITED, a company incorporated under the laws of the British Virgin Islands whose registered office is situate at P.O. Box 3140, Road Town, Tortola, British Virgin Islands (the “Grantee”)

WHEREAS

(A)
The Grantor is a private company limited by shares incorporated under the laws of the British Virgin Islands. As at the date hereof, the Grantor has an authorized share capital of US$10,000,000.00 divided into 10,000,000.00 shares with no par value with one vote for each share, of which 6,425,846 shares have been issued and are fully paid up.

(B)	The Grantor is desirous of granting the Grantee an option to subscribe the Option Shares (as defined herein below) from the Grantor, on the terms and subject to the conditions herein.

NOW IT IS HEREBY AGREED as follows:-

1.              Definitions

In this Agreement, unless there is something in the subject or context inconsistent therewith:-

1.1           the following expressions bear the following meanings, namely:-

“Encumbrances”	:	means any lien, charge, pledge, third party interest or other security or encumbrance created;
“GEPI”	:
means Great East Packaging International Limited, a company incorporated in the British Virgin Islands whose registered office is situate at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands;

“Option”	:	means an option to subscribe from the Grantor the Option Shares at the Option Price to be granted by the Grantor to the Grantee under this Agreement;
“Option Completion”	:	means completion of issue and allotment of the Option Shares from the Grantor to the Grantee pursuant to Clause 4;
“Option Notice”	:	means 14 days’ notice in writing given by the Grantee to the Grantor in exercising the Grantee’s option right to subscribe the Option Shares hereunder in the form set out in Schedule;
Option Period	:	means the period commencing on 1 January 2010 and ending on 31 December 2012 and any other time to be agreed between the Grantor and the Grantee;
“Option Price”	:	means the consideration of US$1 payable by the Grantee to the Grantor upon exercise of the Option pursuant to Clause 2; and
“Option Shares”	:	means the 9,638,769 ordinary shares of GEPI to be issued and allotted to the Grantee .

1.3
References herein to Clauses, Appendices and Schedules are to clauses in, appendices to and schedules to this Agreement unless the context requires otherwise and the Appendices and Schedules to this Agreement shall be deemed to form part of this Agreement.

1.4	The expressions the “Grantor” and the “Grantee” shall, where the context permits, include their respective successors, personal representatives and permitted assigns.

1.5	The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.6	Unless the context requires otherwise:

(a)	words and expressions importing the singular include the plural and vice versa;

(b)	words and expressions importing natural persons include corporations and un-incorporated associations and vice versa;

(c)	words and expressions importing the masculine gender shall include the feminine and neuter gender and vice versa.

1.7	Words and expressions defined in the body of this Agreement (including its schedules) shall have the meanings thereby attributed to them whenever the context requires.

2.	Granting of Option to Subscribe

2.1
In consideration of the Grantee the sum of US$1 paid by the Grantee (receipt of which is acknowledged by the Grantor), the Grantor hereby agree to grant the Grantee an option whereby the Grantee shall have an option to subscribe the Option Shares in the capital of the Grantor from the Grantor subject to the terms and conditions of this Agreement.

2.2	Subject to the terms and conditions of this Agreement, it is agreed that the option granted herein by the Grantor to the Grantee is freely assignable and transferable without any restrictions.

3.	Exercise of the Option right by the Grantee

3.1	This Option shall be exercisable at any time during the Option Period by giving at least 14 days’ Option Notice by the Grantee to the Grantor of his intention to exercise the Option.

3.2
Upon exercise of the Option right by the Grantee in the manner as mentioned in Clause 3.1, the Grantor shall, upon receipt of the aforesaid notice from the Grantee, forthwith issue and allot free from Encumbrances the Option Shares to the Grantee at the agreed consideration of the Option Price and completion shall take place upon expiration of the Option Notice.

3.3	For avoidance of doubt, if the Grantee shall fail to exercise the Option during the Option Period, the Option shall be deemed to be ceased and lapsed absolutely.

4.	Option Completion

4.1	Location: Subject as herein provided, Option Completion shall take place at 203 Hankow Centre, 5-15 Hankow Road, Tsimshatsui, Kowloon, Hong Kong.

4.2	Date for Option Completion: The date for Option Completion shall unless otherwise agree in writing be the date as specified by the Grantee in the Option Notice.

4.3
Payment of Option Price: Upon date for Option Completion, the Grantee shall pay to the Grantor the Option Price by a cashier’s order or solicitors’ cheque drawn in favour of the Grantor for the sum of US$1 or its equivalent Hong Kong Dollars at the date of Option Completion.

4.4
Delivery of Documents:  Upon payment of the Option Price as aforesaid, the Grantee shall be entitled to possession of and the Grantor shall forthwith deliver a set of (un-dated) instrument of transfer and contract notes in favour of the Grantee (or such person(s) as may be nominated by the Grantee) in respect of the Option Shares duly executed by the Grantor accompanied by the relevant original certificate for the Option Shares.

4.6
No Exercise of the Option: For avoidance of doubt, if the Grantee fails to exercise the Option within the Option Period, the Option granted herein shall be ceased to have any effect and deemed null and void and the Grantee shall not in such case further claim against the Grantor for any loss or damages whatsoever and howsoever.

5.	Release and Indulgence

5.1
Any liability to any party hereto may in whole or in part be released, compounded or compromised or time or indulgence given by that party in that party’s absolute discretion as regards any other party hereto under such liability without in any way prejudicing or affecting the first party’s rights against any other party or parties hereto under the same or a like liability whether joint and several or otherwise.

6.	Costs and Expenses

Costs: The Grantee shall bear the costs and expenses incurred in the preparation and execution of this Agreement and other completion documents for Option Completion.

7.	Notices

7.1
Addresses: All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by prepaid registered post or telefax addressed to the intended recipient thereof at his or its address stated hereinabove (or to such other address or telefax number as any party may from time to time notify the others).

7.2
Deemed delivery: Any such notice, demand or communication sent in accordance with Clause 7.1 shall be deemed to have been duly served (if given or made by telefax) immediately or (if given or made by letter) two days after posting and in proving the same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted.

8.	Previous Agreements

8.1
Entire Agreement:  This Agreement embodies all the terms and conditions agreed upon between the parties hereto as to the subject matter of this Agreement and supersedes and cancels in all respects all previous agreements, arrangements and undertakings, if any, between the parties with respect to the subject matter hereof, whether such be written or oral.

8.2	Amendments: No amendment or variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the parties.

9.	Remedies

9.1
No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any of the parties hereto shall not constitute a waiver by such party of the right to pursue any other available remedies.

10.           Severance

10.1
If any provision of this Agreement or part thereof is rendered void, illegal or unenforceable by any legislation to which it is subject, it shall be rendered void, illegal or unenforceable to that extent and no further.

11.	Governing Law and Jurisdiction

11.1	Governing Law: This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

11.2
Jurisdiction: In relation to any legal action or proceedings arising out of or in connection with this Agreement, the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Hong Kong.

SCHEDULE - NOTICE OF EXERCISING OPTION

To:           GREAT EAST PACKAGING INTERNATIONAL LIMITED (the “Grantor”)

     203 Hankow Centre, 5-15 Hankow Road, Tsimshatsui, Kowloon, Hong Kong

Re:           Option Agreement dated 30 December 2009 (the “Option Agreement”)
Exercise of Option in respect of GREAT EAST PACKAGING INTERNATIONAL LIMITED

I, the undersigned, being the Grantee of the Option under the Option Agreement made between us, hereby give you notice to exercise my Option right to subscribe the Option Shares from you as Grantor in the manner as set out in the Option Agreement.

Please note that pursuant to the Option Agreement, completion shall take place within 14 days from the date of this notice i.e. on __________________(“Completion”).

Dated this____day of______, 20__  .

Signed by:

___________________________

(the Grantee of the Option)

c.c.      The Board of Directors,
GREAT EAST PACKAGING INTERNATIONAL LIMITED,
Hong Kong.

IN WITNESS whereof the parties hereto have executed this Agreement on the day and year first above written.

Execution

The Grantor

SIGNED by [*]                                               )
for and on behalf of                                       )

GREAT EAST PACKAGING                       )

INTERNATIONAL LIMITED                      )

in the presence of:                                          )

The Grantee

SIGNED by [*]                                                )
for and on behalf of                                        )

GREAT EAST PACKAGING                         )

HOLDINGS LIMITED                                     )

in the presence of:                                           )